Exhibit 99
PRESS RELEASE

GE Reports 2Q’12 Operating EPS $0.38 +12%
Industrial Segment Revenues of $25B, +9%; Organic Growth +10%
Record backlog of $204B, Orders pricing up 1.2%
GE Capital paid $3B dividend, CFOA year-to-date of $6.8B, +55%

2Q 2012 Highlights

•	Ninth consecutive quarter of strong operating earnings growth
✓	2Q Operating EPS of $0.38, up 12%
✓	2Q Continuing EPS of $0.34, up 3%
•	YTD orders up 8%, 2Q Infrastructure orders, down 1%, up 1% excluding FX
•	Total Revenues of $36.5 billion, up 2%
✓	FX negatively impacted revenues by $0.9 billion
✓	GE Capital revenues down 8% driven by planned shrinkage
•	Executing on our growth strategy
✓	Industrial growth market orders up 14%, revenues up 17%
✓	Energy segment profit up 15%, Oil & Gas up 11%, Transportation up 58%
•	GE Capital earned $2.1 billion, up 31%, returned $3 billion to parent; Tier One Common at 10.1%
•	No change in company outlook; on track to deliver on double-digit earnings growth in 2012

FAIRFIELD, Conn. – July 20, 2012 – GE [NYSE: GE] announced today second-quarter 2012 Operating Earnings of $4.0 billion, or $0.38 per share, up 7% and 12% respectively from the second-quarter of 2011.   GAAP earnings from continuing operations (attributable to GE) were $3.7 billion, up 2%, or $0.34 per share, up 3%.  Revenues were $36.5 billion for the quarter, up 2%.  Industrial segment revenue grew by 9%, with organic growth of 10%.  The strength of GE’s Industrial portfolio was underscored by strong segment profit increases in Energy, Oil & Gas and Transportation.  The company is performing well and is on track to deliver double-digit earnings growth in 2012 for both Industrial and GE Capital segments.

“Today’s results demonstrate that we are executing on our growth strategy in the midst of a still volatile global economy,” said GE Chairman and CEO Jeff Immelt.  “GE Capital’s strong operating performance and capital position allowed it to return a $3 billion dividend to the parent, and our Industrial segments delivered another quarter of double-digit organic revenue growth.  Our strategy to invest in growth markets is paying off, as we achieved orders expansion in growth markets of 14% and revenue growth of 17%.  We ended the quarter with a record backlog.”

Infrastructure orders were $23.1 billion, down 1% primarily driven by a 37% decrease in orders for wind turbines.  Orders were up 8% on a year-to-date basis.  Total orders performance included: Aviation up 5% and Transportation up 2%. Orders for the quarter included: GE Transportation orders for 176 locomotives from railroad customers in North America, up 28% from second-quarter 2011. In Australia, GE Energy is

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supplying 5 Frame 6B gas turbines, 3 SC4 single-flow steam turbines and 5 heat recovery generators to provide 500 megawatts of installed power capacity for a combined cycle power plant for the Ichthys liquefied natural gas (LNG) project.  It will enable the facility to produce more than 8 million tons of LNG each year.  In Russia, GE Energy signed a deal with REP Holding for the assembly of 28 GE MS 5002E gas turbines.

Total revenues for the quarter were $36.5 billion, up 2%.  Revenues were negatively impacted by $0.9 billion due to FX and further shrinkage of our GE Capital business.  GE’s second-quarter Industrial segment revenues were $25.0 billion, up 9%.  Industrial segment organic revenues were up 10% for the quarter.  Industrial growth market revenues were up 17%, driven by double-digit growth in Australia, Canada, China, Latin America, the Middle East/North Africa, Southeast Asia and Russia.

Industrial segment profit was up 7% to $3.7 billion and segment operating profits were strong in Energy Infrastructure and Transportation, up 13% and 58%, respectively.  In addition, pricing on orders was up 1.2% in total with higher prices in 4 out of 5 businesses.  Energy Infrastructure pricing was up 1.8%.  Cash generated from operating activities was up 55% at $6.8 billion.  GE ended the quarter with $74 billion of consolidated cash and cash equivalents.

Immelt concluded, “Our Industrial outlook remains positive.  Margins have stabilized and Energy, Oil & Gas, and Transportation performed very well with double-digit profit increases.  We are confident in our double-digit EPS growth expectations for 2012 and are raising our operating cash expectations to $17-19 billion based upon the restart of the GE Capital dividend.”

Second-quarter Highlights:

Second-quarter operating earnings were $4.0 billion, up 7% from second quarter 2011 and operating EPS was $0.38, up 12% from $0.34 in the second quarter of last year.  GAAP earnings from continuing operations (attributable to GE) were $3.7 billion, up 2%, or $0.34 per share, up 3% from the second quarter of 2011.

Including the effects of discontinued operations, second-quarter net earnings attributable to GE were $3.1 billion ($0.29 per share attributable to common shareowners) in 2012 compared with $3.7 billion ($0.35 per share attributable to common shareowners) in the second quarter of 2011.  Discontinued Operations included $0.05 per share of charges primarily related to WMC and GE Money Japan reserve adjustments.  Positive one-time tax items of $0.02 per share were offset by $0.02 per share of restructuring and other charges.

Second-quarter revenues increased 2% to $36.5 billion.  Industrial sales of $25.1 billion increased 9% versus the second quarter of 2011. GE Capital (GECC) revenues of $11.5 billion decreased 8% from last year, driven by lower assets in-line with plan.

Cash generated from GE operating activities in the first six months of 2012 totaled $6.8 billion, up 55% from $4.4 billion last year.  Cash generated from GE Industrial operating activities in the first six months of 2012 totaled $3.8 billion, down 13% from last year.

The accompanying tables include information integral to assessing the Company’s financial position, operating performance and cash flow.

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GE will discuss preliminary second-quarter results on a Webcast at 8:30 a.m. ET today, available at www.ge.com/investor.  Related charts will be posted there prior to the call.

*   *   *
About GE
GE (NYSE: GE) works on things that matter. The best people and the best technologies taking on the toughest challenges.  Finding solutions in energy, health and home, transportation and finance.  Building, powering, moving and curing the world.  Not just imagining.  Doing.  GE works.  For more information, visit the company's website at www.ge.com.

Caution Concerning Forward-Looking Statements:

This document contains “forward-looking statements” – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: current economic and financial conditions, including volatility in interest and exchange rates, commodity and equity prices and the value of financial assets; potential market disruptions or other impacts arising in the United States or Europe from developments in the European sovereign debt situation; the impact of conditions in the financial and credit markets on the availability and cost of General Electric Capital Corporation’s (GECC) funding and on our ability to reduce GECC’s asset levels as planned; the impact of conditions in the housing market and unemployment rates on the level of commercial and consumer credit defaults; changes in Japanese consumer behavior that may affect our estimates of liability for excess interest refund claims (GE Money Japan); pending and future mortgage securitization claims and litigation in connection with WMC, which may affect our estimates of liability, including possible loss estimates; our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so; the adequacy of our cash flow and earnings and other conditions which may affect our ability to pay our quarterly dividend at the planned level; GECC’s ability to pay dividends to GE at the planned level; the level of demand and financial performance of the major industries we serve, including, without limitation, air and rail transportation, energy generation, real estate and healthcare; the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks, including the impact of financial services regulation; strategic actions, including acquisitions, joint ventures and dispositions and our success in completing announced transactions and integrating acquired businesses; the impact of potential information technology or data security breaches; and numerous other matters of national, regional and global scale, including those of a political, economic, business and competitive nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

Investor Contact:
Trevor Schauenberg, 203.373.2424 (office)
trevor.a.schauenberg@ge.com

Media Contact:
Deirdre Latour, 203.373.3061 (office)
203-383-0160 (cell)
deirdre.latour@ge.com

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GENERAL ELECTRIC COMPANY
Condensed Statement of Earnings

							Financial
	Consolidated			GE(a)			Services (GECC)
Three Months Ended June 30	2012	2011	V%	2012	2011	V%	2012	2011	V%
Revenues and other income
Sales of goods and services	$25,003	$22,908	9%	$25,138	$22,961	9%	$26	$42	(38)%
Other income	393	624		409	676		–	–
GECC earnings from continuing operations	–	–		2,122	1,615		–	–
GECC revenues from services	11,105	12,091		–	–		11,432	12,398
Total revenues and other income	36,501	35,623	2%	27,669	25,252	10%	11,458	12,440	(8)%

Costs and expenses
Cost of sales, operating and administrative
expenses	27,700	25,779		23,249	20,761		4,787	5,279
Interest and other financial charges	3,211	3,770		351	321		2,988	3,598
Investment contracts, insurance losses and
insurance annuity benefits	662	746		–	–		702	790
Provision for losses on financing receivables	743	792		–	–		743	792
Total costs and expenses	32,316	31,087	4%	23,600	21,082	12%	9,220	10,459	(12)%

Earnings from continuing operations
before income taxes	4,185	4,536	(8)%	4,069	4,170	(2)%	2,238	1,981	13%
Benefit (provision) for income taxes	(494)	(892)		(392)	(546)		(102)	(346)
Earnings from continuing operations	3,691	3,644	1%	3,677	3,624	1%	2,136	1,635	31%
Earnings (loss) from discontinued
operations, net of taxes	(553)	194		(553)	194		(553)	195
Net earnings	3,138	3,838	(18)%	3,124	3,818	(18)%	1,583	1,830	(13)%
Less net earnings attributable to
noncontrolling interests	33	74		19	54		14	20
Net earnings attributable
to the Company	3,105	3,764	(18)%	3,105	3,764	(18)%	1,569	1,810	(13)%
Preferred stock dividends declared	–	(75)		–	(75)		–	–
Net earnings attributable to
GE common shareowners	$3,105	$3,689	(16)%	$3,105	$3,689	(16)%	$1,569	$1,810	(13)%

Amounts attributable to the Company:
Earnings from continuing operations	$3,658	$3,570	2%	$3,658	$3,570	2%	$2,122	$1,615	31%
Earnings (loss) from discontinued
operations, net of taxes	(553)	194		(553)	194		(553)	195
Net earnings attributable
to the Company	$3,105	$3,764	(18)%	$3,105	$3,764	(18)%	$1,569	$1,810	(13)%

Per-share amounts - earnings from
continuing operations
Diluted earnings per share	$0.34	$0.33	3%
Basic earnings per share	$0.35	$0.33	6%

Per-share amounts - net earnings
Diluted earnings per share	$0.29	$0.35	(17)%
Basic earnings per share	$0.29	$0.35	(17)%

Total average equivalent shares
Diluted shares	10,611	10,639	-%
Basic shares	10,574	10,604	-%

Dividends declared per common share	$0.17	$0.15	13%

Amounts attributable to the Company:
Earnings from continuing operations	$3,658	$3,570	2%
Adjustment (net of tax): Non-operating
pension costs/(income)	352	181
Operating earnings (non-GAAP measure)	$4,010	$3,751	7%

Operating earnings – diluted earnings
per share	$0.38	$0.34	12%

(a)	Refers to the Industrial businesses of the Company including GECC on an equity basis.

Dollar amounts and share amounts in millions; per-share amounts in dollars; unaudited. Supplemental data are shown for “GE” and “GECC.” Transactions between GE and GECC have been eliminated from the “Consolidated” columns. See Note 1 to the 2011 consolidated financial statements at www.ge.com/ar2011 for further information about consolidation matters.

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GENERAL ELECTRIC COMPANY
Condensed Statement of Earnings

							Financial
	Consolidated			GE(a)			Services (GECC)
Six Months Ended June 30	2012	2011	V%	2012	2011	V%	2012	2011	V%
Revenues and other income
Sales of goods and services	$48,530	$44,899	8%	$48,825	$45,063	8%	$56	$84	(33)%
Other income	950	4,249		1,009	4,341		–	–
GECC earnings from continuing operations	–	–		3,914	3,405		–	–
GECC revenues from services	22,203	24,804		–	–		22,844	25,392
Total revenues and other income	71,683	73,952	(3)%	53,748	52,809	2%	22,900	25,476	(10)%

Costs and expenses
Cost of sales, operating and administrative
expenses	53,998	51,002		45,286	40,989		9,408	10,572
Interest and other financial charges	6,569	7,566		666	676		6,184	7,182
Investment contracts, insurance losses and
insurance annuity benefits	1,399	1,482		–	–		1,473	1,559
Provision for losses on financing receivables	1,606	1,932		–	–		1,606	1,932
Total costs and expenses	63,572	61,982	3%	45,952	41,665	10%	18,671	21,245	(12)%

Earnings from continuing operations
before income taxes	8,111	11,970	(32)%	7,796	11,144	(30)%	4,229	4,231	-%
Benefit (provision) for income taxes	(1,131)	(4,834)		(842)	(4,059)		(289)	(775)
Earnings from continuing operations	6,980	7,136	(2)%	6,954	7,085	(2)%	3,940	3,456	14%
Earnings (loss) from discontinued
operations, net of taxes	(770)	229		(770)	229		(770)	230
Net earnings	6,210	7,365	(16)%	6,184	7,314	(15)%	3,170	3,686	(14)%
Less net earnings attributable to
noncontrolling interests	71	168		45	117		26	51
Net earnings attributable
to the Company	6,139	7,197	(15)%	6,139	7,197	(15)%	3,144	3,635	(14)%
Preferred stock dividends declared	–	(150)		–	(150)		–	–
Net earnings attributable to
GE common shareowners	$6,139	$7,047	(13)%	$6,139	$7,047	(13)%	$3,144	$3,635	(14)%

Amounts attributable to the Company:
Earnings from continuing operations	$6,909	$6,968	(1)%	$6,909	$6,968	(1)%	$3,914	$3,405	15%
Earnings (loss) from discontinued
operations, net of taxes	(770)	229		(770)	229		(770)	230
Net earnings attributable
to the Company	$6,139	$7,197	(15)%	$6,139	$7,197	(15)%	$3,144	$3,635	(14)%

Per-share amounts - earnings from
continuing operations
Diluted earnings per share	$0.65	$0.64	2%
Basic earnings per share	$0.65	$0.64	2%

Per-share amounts - net earnings
Diluted earnings per share	$0.58	$0.66	(12)%
Basic earnings per share	$0.58	$0.66	(12)%

Total average equivalent shares
Diluted shares	10,608	10,640	-%
Basic shares	10,574	10,608	-%

Dividends declared per common share	$0.34	$0.29	17%

Amounts attributable to the Company:
Earnings from continuing operations	$6,909	$6,968	(1)%
Adjustment (net of tax): Non-operating
pension costs/(income)	688	344
Operating earnings (non-GAAP measure)	$7,597	$7,312	4%

Operating earnings – diluted earnings
per share	$0.72	$0.67	7%

(a)	Refers to the Industrial businesses of the Company including GECC on an equity basis.

Dollar amounts and share amounts in millions; per-share amounts in dollars; unaudited. Supplemental data are shown for “GE” and “GECC.” Transactions between GE and GECC have been eliminated from the “Consolidated” columns. See Note 1 to the 2011 consolidated financial statements at www.ge.com/ar2011 for further information about consolidation matters.

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GENERAL ELECTRIC COMPANY
Summary of Operating Segments (unaudited)

	Three months ended June 30			Six months ended June 30
(Dollars in millions)	2012	2011	V%	2012	2011	V%

Revenues(a)
Energy Infrastructure	$11,919	$10,402	15%	$23,087	$19,851	16%
Aviation	4,855	4,732	3%	9,746	9,100	7%
Healthcare	4,500	4,498	-%	8,800	8,588	2%
Transportation	1,565	1,231	27%	2,835	2,134	33%
Home & Business Solutions	2,204	2,153	2%	4,295	4,142	4%
Total industrial segment revenues	25,043	23,016	9%	48,763	43,815	11%
GE Capital	11,458	12,440	(8)%	22,900	25,476	(10)%
Total segment revenues	36,501	35,456	3%	71,663	69,291	3%
Corporate items and eliminations(a)	–	167	U	20	4,661	U
Consolidated revenues and other income from
continuing operations	$36,501	$35,623	2%	$71,683	$73,952	(3)%

Segment profit(a)
Energy Infrastructure	$1,755	$1,552	13%	$3,279	$2,933	12%
Aviation	922	959	(4)%	1,784	1,800	(1)%
Healthcare	694	711	(2)%	1,279	1,242	3%
Transportation	282	178	58%	514	335	53%
Home & Business Solutions	91	106	(14)%	157	180	(13)%
Total industrial segment profit	3,744	3,506	7%	7,013	6,490	8%
GE Capital	2,122	1,615	31%	3,914	3,405	15%
Total segment profit	5,866	5,121	15%	10,927	9,895	10%

Corporate items and eliminations(a)	(1,465)	(684)	U	(2,510)	1,808	U
GE interest and other financial charges	(351)	(321)	(9)%	(666)	(676)	1%
GE provision for income taxes	(392)	(546)	28%	(842)	(4,059)	79%

Earnings from continuing operations
attributable to the Company	3,658	3,570	2%	6,909	6,968	(1)%

Earnings (loss) from discontinued operations,
net of taxes, attributable to the Company	(553)	194	U	(770)	229	U

Consolidated net earnings attributable
to the Company	$3,105	$3,764	(18)%	$6,139	$7,197	(15)%

(a)
Segment revenues includes both revenues and other income related to the segment. Segment profit excludes results reported as discontinued operations, earnings attributable to noncontrolling interests of consolidated subsidiaries and accounting changes. Segment profit excludes or includes interest and other financial charges and income taxes according to how a particular segment’s management is measured – excluded in determining segment profit, which we sometimes refer to as “operating profit,” for Energy Infrastructure, Aviation, Healthcare, Transportation and Home & Business Solutions; included in determining segment profit, which we sometimes refer to as “net earnings,” for GE Capital. Results of our run-off insurance operations previously reported in Corporate items and eliminations are now reported in GE Capital.

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GENERAL ELECTRIC COMPANY
Summary of Operating Segments (unaudited)
Additional Information

	Three months ended June 30			Six months ended June 30
(Dollars in millions)	2012	2011	V%	2012	2011	V%

Energy Infrastructure

Revenues	$11,919	$10,402	15%	$23,087	$19,851	16%

Segment profit	$1,755	$1,552	13%	$3,279	$2,933	12%

Revenues
Energy	$8,559	$7,184	19%	$16,601	$14,291	16%
Oil & Gas	3,658	3,480	5%	7,074	6,038	17%

Segment profit
Energy	$1,282	$1,117	15%	$2,464	$2,232	10%
Oil & Gas	535	483	11%	935	789	19%

GE Capital

Revenues	$11,458	$12,440	(8)%	$22,900	$25,476	(10)%

Segment profit	$2,122	$1,615	31%	$3,914	$3,405	15%

Revenues
Commercial Lending and Leasing (CLL)	$4,141	$4,666	(11)%	$8,583	$9,274	(7)%
Consumer	3,812	4,172	(9)%	7,689	8,995	(15)%
Real Estate	876	992	(12)%	1,712	1,899	(10)%
Energy Financial Services	446	365	22%	685	710	(4)%
GE Capital Aviation Services (GECAS)	1,317	1,327	(1)%	2,648	2,652	-%

Segment profit (loss)
CLL	$626	$701	(11)%	$1,311	$1,255	4%
Consumer	907	1,042	(13)%	1,736	2,283	(24)%
Real Estate	221	(335)	F	277	(693)	F
Energy Financial Services	122	139	(12)%	193	251	(23)%
GECAS	308	321	(4)%	626	627	-%

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GENERAL ELECTRIC COMPANY
Condensed Statement of Financial Position (unaudited)
					Financial
	Consolidated		GE(a)		Services (GECC)
(Dollars in billions)	6/30/12	12/31/11	6/30/12	12/31/11	6/30/12	12/31/11

Assets
Cash & marketable securities	$122.2	$131.9	$8.7	$8.4	$114.2	$124.1
Receivables	19.3	19.5	11.3	11.8	–	–
Inventories	15.4	13.8	15.4	13.7	0.1	0.1
Financing receivables - net	264.8	279.9	–	–	274.0	288.8
Property, plant & equipment - net	66.7	65.7	14.7	14.3	52.0	51.4
Investment in GECC	–	–	77.6	77.1	–	–
Goodwill & intangible assets	84.1	84.7	55.6	55.9	28.5	28.8
Other assets	117.1	119.3	37.7	36.7	85.5	88.9
Assets of businesses held for sale	3.0	0.7	–	–	3.0	0.7
Assets of discontinued operations	1.5	1.7	–	0.1	1.5	1.7

Total assets	$694.1	$717.2	$221.0	$218.0	$558.8	$584.5

Liabilities and equity
Borrowings and bank deposits	$428.8	$453.4	$11.7	$11.6	$418.0	$443.1
Investment contracts, insurance liabilities
and insurance annuity benefits	27.8	29.8	–	–	28.3	30.2
Other liabilities	111.4	114.0	88.2	88.8	29.8	31.6
Liabilities of businesses held for sale	0.3	0.3	–	–	0.3	0.3
Liabilities of discontinued operations	1.9	1.6	0.2	0.2	1.8	1.5
GE shareowners' equity	120.1	116.4	120.1	116.4	79.8	77.1
Noncontrolling interests	3.8	1.7	0.8	1.0	0.8	0.7

Total liabilities and equity	$694.1	$717.2	$221.0	$218.0	$558.8	$584.5

(a)	Refers to the Industrial businesses of the Company including GECC on an equity basis.
Supplemental consolidating data are shown for "GE" and "GECC." Transactions between GE and GECC have been eliminated from the "Consolidated" columns. See Note 1 to the 2011 consolidated financial statements at www.ge.com/ar2011 for further information about consolidation matters.

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GENERAL ELECTRIC COMPANY
Financial Measures That Supplement GAAP

We sometimes use information derived from consolidated financial information but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Certain of these data are considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. We have referred to operating earnings, operating earnings per share (EPS), Industrial segment organic revenue growth and cash generated from Industrial operating activities (Industrial CFOA). The reconciliations of these measures to the most comparable GAAP measures follow.

Operating Earnings and Operating Earnings Per Share

(Dollars in millions; except earnings per share)	Three Months Ended June 30
	2012	2011	V%

Earnings from continuing operations attributable to GE	$3,658	$3,570	2%
Adjustment (net of tax): non-operating pension costs/(income)	352	181
Operating earnings	$4,010	$3,751	7%

Earnings per share – diluted(a)
Continuing earnings per share	$0.34	$0.33	3%
Adjustment (net of tax): non-operating pension costs/(income)	0.03	0.02
Operating earnings per share	$0.38	$0.34	12%

(a)	Earnings-per-share amounts are computed independently. As a result, the sum of per-share amounts may not equal the total.

Operating earnings excludes non-service related pension costs of our principal pension plans comprising interest cost, expected return on plan assets and amortization of actuarial gains/losses. The service cost and prior service cost components of our principal pension plans are included in operating earnings. We believe that these components of pension cost better reflect the ongoing service-related costs of providing pension benefits to our employees. As such, we believe that our measure of operating earnings provides management and investors with a useful measure of the operational results of our business. Other components of GAAP pension cost are mainly driven by market performance, and we manage these separately from the operational performance of our businesses. Neither GAAP nor operating pension costs are necessarily indicative of the current or future cash flow requirements related to our pension plan. We also believe that this measure, considered along with the corresponding GAAP measure, provides management and investors with additional information for comparison of our operating results to the operating results of other companies.

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Industrial Segment Organic Revenue Growth
	Three Months Ended June 30
(Dollars in millions)	2012	2011	V%

Segment revenues:
Energy Infrastructure	$11,919	$10,402
Aviation	4,855	4,732
Healthcare	4,500	4,498
Transportation	1,565	1,231
Home & Business Solutions	2,204	2,153
Industrial segment revenues	25,043	23,016	9%
Less the effects of:
Acquisitions, business dispositions (other than dispositions of business acquired
for investment) and currency exchange rates	99	287
Industrial segment revenues excluding effects of acquisitions, business dispositions
(other than dispositions of businesses acquired for investment) and currency
exchange rates (Industrial segment organic revenues)	$24,944	$22,729	10%

Organic revenue growth measures revenue excluding the effects of acquisitions, business dispositions and currency exchange rates.  We believe that this measure provides management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, dispositions and currency exchange, which activities are subject to volatility and can obscure underlying trends.  We also believe that presenting organic revenue growth separately for our industrial businesses provides management and investors with useful information about the trends of our industrial businesses and enables a more direct comparison to other non-financial businesses and companies.  Management recognizes that the term "organic revenue growth" may be interpreted differently by other companies and under different circumstances. Although this may have an effect on comparability of absolute percentage growth from company to company, we believe that these measures are useful in assessing trends of the respective businesses or companies and may therefore be a useful tool in assessing period-to-period performance trends.

Industrial CFOA
	Six Months Ended June 30
(Dollars in millions)	2012	2011	V%

Cash from GE's operating activities as reported	$6,789	$4,380	55%
Less: dividends from GECC	3,000	-
Cash from GE's operating activities excluding dividends
from GECC (Industrial CFOA)	$3,789	$4,380	(13)%

We define “Industrial CFOA” as GE’s cash from operating activities less the amount of dividends received by GE from GECC. This includes the effects of intercompany transactions, including GE customer receivables sold to GECC; GECC services for trade receivables management and material procurement; buildings and equipment (including automobiles) leased by GE from GECC; information technology (IT) and other services sold to GECC by GE; aircraft engines manufactured by GE that are installed on aircraft purchased by GECC from third-party producers for lease to others; and various investments, loans and allocations of GE corporate overhead costs. We believe that investors may find it useful to compare GE’s operating cash flows without the effect of GECC dividends, since these dividends are not representative of the operating cash flows of our industrial businesses and can vary from period to period based upon the results of the financial services businesses. Management recognizes that this measure may not be comparable to cash flow results of companies which contain both industrial and financial services businesses, but believes that this comparison is aided by the provision of additional information about the amounts of dividends paid by our financial services business and the separate presentation in our financial statements of the GECC cash flows. We believe that our measure of Industrial CFOA provides management and investors with a useful measure to compare the capacity of our industrial operations to generate operating cash flow with the operating cash flow of other non-financial businesses and companies and as such provides a useful measure to supplement the reported GAAP CFOA measure.

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